SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 27, 2017

BROOKLINE BANCORP, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-23695	04-3402944
(State or other jurisdiction	(Commission File No.)	(I.R.S. employer
of incorporation)		Identification No.)

131 Clarendon Street, Boston Massachusetts	02116
(Address of principal executive offices)	(Zip Code)

(617) 425-4600

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark if the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On, April 27, 2017, Brookline Bancorp, Inc. (the “Company”), entered into an underwriting agreement (the “Underwriting Agreement”) with Piper Jaffray & Co., as representative of the underwriters named therein, to offer and sell 5,175,000 shares (the “Shares”) of the Company’s common stock, $0.01 par value per share (the “Common Stock”) at a public offering price of $14.50 per share in an underwritten public offering (the “Offering”).  After deducting the underwriting discounts and commissions on the sale of shares by the Company, but before deducting offering-related expenses, the net proceeds of the Offering for the Company are expected to be approximately $72 million.  In conjunction with the Offering, the Company has granted the underwriters a 30-day option to purchase up to an additional 776,250 shares of its Common Stock.

The Underwriting Agreement contains customary representations, warranties, obligations, closing conditions, and termination provisions.  These provisions: (i) were made only for the purposes of the Underwriting Agreement and as of specific dates; (ii) were solely for the benefit of the parties to the Underwriting Agreement; and (iii) are not representations of factual information to investors about the Company or its subsidiaries.  The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is attached as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Goodwin Procter LLP, counsel to the Company, delivered an opinion as to the validity of the Shares, a copy of which is attached hereto as Exhibit 5.1 and is incorporated by reference herein.

Item 8.01	Other Events.

On April 27, 2017, the Company issued a press release announcing the pricing of the previously disclosed underwritten public offering of its common stock.  A copy of the press release issued by the Company announcing the pricing of the offering is attached to this report as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

1.1	Underwriting Agreement, dated April 27, 2017, by and between Brookline Bancorp, Inc. and Piper Jaffray & Co.

5.1	Opinion of Goodwin Procter LLP regarding the legality of the Common Stock.

23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1 filed herewith).

99.1	Press release of Brookline Bancorp, Inc. issued April 27, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 27, 2017	BROOKLINE BANCORP, INC.

	By:	/s/ Carl M. Carlson

Carl M. Carlson
Chief Financial Officer

EXHIBIT INDEX

The following exhibits are furnished as part of this report:

Exhibit No.	Description

1.1	Underwriting Agreement, dated April 27, 2017, by and between Brookline Bancorp, Inc. and Piper Jaffray & Co.

5.1	Opinion of Goodwin Procter LLP regarding the legality of the Common Stock.

23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1 filed herewith).

99.1	Press release of Brookline Bancorp, Inc. issued April 27, 2017.